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                                                                     EXHIBIT 5.1

                  [STRADLING YOCCA CARLSON & RAUTH LETTERHEAD]

                                October 15, 1999

Fidelity National Financial, Inc.
17911 Von Karman Avenue, Suite 300
Irvine, California  92614

         Re:      Registration Statement on Form S-4

Ladies and Gentlemen:

         At your request, we have examined the form of Registration Statement on Form S-4 (the "Registration Statement") being filed by Fidelity National Financial, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission on October 15, 1999, in connection with the registration under the Securities Act of 1933, as amended, of up to 39,389,305 shares (the "Shares") of common stock, par value $.0001 per share, of the Company, to be issued by the Company to the former stockholders of Chicago Title Corporation, a Delaware corporation ("Chicago Title"), upon consummation of the merger (the "Merger") of Chicago Title with and into the Company pursuant to the Agreement and Plan of Merger, dated as of August 1, 1999, by and between the Company and Chicago Title, and amended as of October 13, 1999 (the "Merger Agreement").

         We have examined the proceedings heretofore taken, and are familiar with the additional proceedings proposed to be taken, by the Company in connection with the authorization and issuance of the Shares.

         Based upon such examination, and subject to compliance with applicable state securities and "blue sky" laws, it is our opinion that the Shares, when issued upon consummation of the Merger in accordance with the terms of the Merger Agreement and in the manner described in the Registration Statement, will be legally issued, fully paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the joint proxy statement/prospectus, which is a part of the Registration Statement.

                                        Very truly yours,

                                        /s/ STRADLING YOCCA CARLSON & RAUTH
                                        -----------------------------------
                                            STRADLING YOCCA CARLSON & RAUTH